OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: April-00



                                            Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------------------------------------------------------
   Beginning                                                                                        Ending              Scheduled
   Principal         Scheduled            Prepaid             Liquidated         Contracts         Principal              Gross
    Balance          Principal            Principal           Principal          Repurchased        Balance              Interest
------------------------------------------------------------------------------------------------------------------------------------
281,371,435.79      (278,362.81)        (1,117,804.92)       (154,282.18)            0.00        279,820,985.88        2,222,773.31
====================================================================================================================================

                     Scheduled                                 Amount
Servicing             Pass Thru            Liquidation      Available for
   Fee                Interest               Proceeds        Distribution
-------------------------------------------------------------------------
234,476.20          1,988,297.11            104,472.51       3,723,413.55
=========================================================================

                                               Certificate Account
-----------------------------------------------------------------------------------------------------------------------

  Beginning                     Deposits                                              Investment             Ending
   Balance           Principal            Interest          Distributions              Interest              Balance
-----------------------------------------------------------------------------------------------------------------------
1,462,595.86       1,518,481.73          1,997,516.42      (3,823,765.56)               4,489.65          1,159,318.10
=======================================================================================================================

                          P&I Advances at Distribution Date
--------------------------------------------------------------------------

 Beginning             Recovered             Current            Ending
  Balance               Advances             Advances           Balance
--------------------------------------------------------------------------
651,929.31           (649,241.27)         1,183,990.48       1,186,678.52
==========================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: April-00


Class B Crossover Test                                                                                      Test Met?
---------------------------------------------------------------------------------------                     ---------------

(a) Remittance date on or after June 2004                                                                         N

(b) Average 60 day Delinquency rate <=               5.5%                                                         Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                June 2004 -  Nov. 2005               7%                                                           N
                Dec. 2005 - Nov. 2006                8%                                                           N
                Dec. 2006 - May 2008                 9.5%                                                         N
                June 2008 and After                  10.5%                                                        N


(e) Current realized loss ratio <=                   3.00%                                                        Y

(f) Does subordinated cert. percentage equal or
     exceed                                          42.888%
     of stated scheduled pool balance

                Beginning M balances                                                          29,824,000.00

                Beginning B balances                                                          30,411,000.00

                Overcollateralization                                                         10,154,133.93
                                                                                       ---------------------
                                                                                              70,389,133.93
                Divided by beginning pool
                balance                                                                      281,371,435.79
                                                                                       ---------------------
                                                                                                    25.016%       N
                                                                                       =====================


Average 60 day delinquency ratio:


                             Over 60s            Pool Balance             %
                       ------------------------------------------------------------

Current Mo                     4,579,362.03          279,820,985.88     1.64%
1st Preceding Mo               4,075,610.49          281,371,435.79     1.45%
2nd Preceding Mo               3,070,558.56          282,952,153.18     1.09%
                                                         Divided by       3
                                                                    ---------------
                                                                        1.39%
                                                                    ===============

Cumulative loss ratio:

                          Cumulative losses               56,154.27
                                            ------------------------
Divided by Initial Certificate Principal             293,828,355.98     0.019%
                                                                    ===============

Current realized loss ratio:

                       Liquidation                   Pool
                              Losses                Balance
                       ---------------------------------------------

Current Mo                        49,809.67          281,371,435.79
1st Preceding Mo                   6,344.60          282,952,153.18
2nd Preceding Mo                       0.00          285,158,318.25
                       ---------------------------------------------
                                  56,154.27          283,160,635.74     0.079%
                                                                    ===============

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: April-00





                                                                             Delinquency Analysis

                                                       31 to 59 days                60 to 89 days              90 days and Over
                  No. of    Principal                           Principal                   Principal                  Principal
                  Loans     Balance                   #         Balance           #         Balance           #        Balance
                --------------------------------------------------------------------------------------------------------------------
      Non Repos     5,493    278,267,317.93           92      3,771,476.74        22      1,031,114.31       37      2,052,202.27

          Repos        42      1,553,667.95            2         57,622.50         4        176,617.69       36      1,319,427.76
                --------------------------------------------------------------------------------------------------------------------

          Total     5,535    279,820,985.88           94      3,829,099.24        26      1,207,732.00       73      3,371,630.03
                ====================================================================================================================


                                                                                            Repossession Analysis
                                                         Active Repos                  Reversal                Current Month
                       Total Delinq.                     Outstanding                 (Redemption)                  Repos
                                  Principal                     Principal                      Principal             Principal
                     #            Balance              #        Balance            #            Balance      #       Balance
                --------------------------------------------------------------------------------------------------------------------

      Non Repos        151         6,854,793.32       42       1,553,667.95       -1       (56,879.14)     17         578,586.35

          Repos         42         1,553,667.95
                --------------------------------

          Total        193         8,408,461.27
                ================================

                       3.5%                3.00%
                ==================================

                  Cumulative
                    Repos
                            Principal
                    #       Balance
                ---------------------------

      Non Repos   46       1,727,801.84

          Repos


          Total

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: April-00

REPOSSESSION LIQUIDATION REPORT

                                                Liquidated
    Account              Customer               Principal            Sales           Insur.           Total          Repossession
    Number                 Name                  Balance            Proceeds         Refunds         Proceeds          Expenses
------------------------------------------------------------------------------------------------------------------------------------
        2053692 JAMES L PRUITT                   31,466.71          30,500.00        725.77          31,225.77         6,715.00
        2015618 SARAH R GIBBS                    61,812.76          50,650.00      3,531.63          54,181.63        10,404.50
        2054195 PLEAS E MILLER                   61,002.71          49,999.00      3,209.14          53,208.14        10,384.97
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                            ----------------------------------------------------------------------------------------
                                                154,282.18         131,149.00      7,466.54         138,615.54        27,504.47
                                            ========================================================================================



                      Net                                                          Net              Current
    Account       Liquidation          Unrecov.                                 Pass Thru          Period Net    Cumulative
    Number          Proceeds           Advances             FHA Ins             Proceeds          Gain/(Loss)    Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------
        2053692     24,510.77            2,231.05                0.00             22,279.72        (9,186.99)
        2015618     43,777.13            2,013.02                0.00             41,764.11       (20,048.65)
        2054195     42,823.17            2,394.49                0.00             40,428.68       (20,574.03)
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
                         0.00                                                          0.00             0.00
               ----------------------------------------------------------------------------------------------
                   111,111.07            6,638.56                0.00            104,472.51       (49,809.67)        (56,154.27)
               =================================================================================================================

                                                                                                                       #DIV/01
                                                                                                                       =======

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: April-00

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                                          Beginning             Beginning
SENIOR                         Original Certificate      Certificate       Principal Shortfall  Current Principal        Current
CERTIFICATES                         Balance               Balance             Carry-Over                Due          Principal Paid
A-1                                224,778,000.00       210,982,301.86          0.00              1,550,449.91         1,550,449.91









                               -----------------------------------------------------------------------------------------------------
Total Certificate Principal
     Bal.                             224,778,000.00      210,982,301.86                  0.00    1,550,449.91         1,550,449.91
                               =====================================================================================================




                                                           Accelerated
                                  Ending Principal          Principal              Ending                             Principal Paid
SENIOR                              Shortfall Carry-       Distribution          Certificate                             Per $1,000
CERTIFICATES                              Over                Amount               Balance           Pool Factor        Denomination
A-1                                        0.00           221,364.13        209,210,487.82           93.07427%           7.88251









                                -----------------------------------------------------------------
Total Certificate Principal
     Bal.                              0.00           221,364.13        209,210,487.82
                                =================================================================


                                                         Beginning             Beginning
SUBORDINATE                    Original Certificate     Certificate       Principal Shortfall  Current Principal          Current
CERTIFICATES                         Balance              Balance             Carry-Over                Due           Principal Paid

M-1                                    18,658,000.00       18,658,000.00        0.00                  0.00                0.00
M-1 Outstanding Writedown                                           0.00

M-2                                    11,166,000.00       11,166,000.00        0.00                  0.00                0.00
M-2 Outstanding Writedown                                           0.00

B-1                                    13,516,000.00       13,516,000.00        0.00                  0.00                0.00
B-1 Outstanding Writedown                                           0.00

B-2                                    16,895,000.00       16,895,000.00        0.00                  0.00                0.00
B-2 Outstanding Writedown                                           0.00

Excess Asset Principal Balance          8,815,355.98       10,154,133.93
                               -----------------------------------------------------------------------------------------------------

Total Excluding Writedown
     Balances                          69,050,355.98       70,389,133.93        0.00                  0.00                0.00
                               =====================================================================================================

All Certificates Excluding
     Writedown Balances               293,828,355.98      281,371,435.79        0.00          1,550,449.91        1,550,449.91
                               =====================================================================================================


                                                                          Accelerated
                               Ending Principal        Current           Principal         Ending                     Principal Paid
SUBORDINATE                      Shortfall Carry-     Writedown/       Distribution      Certificate                     Per $1,000
CERTIFICATES                           Over           (Writeup)           Amount           Balance       Pool Factor    Denomination

M-1                                  0.00              0.00                            18,658,000.00     100.00000%         0.00000
M-1 Outstanding Writedown                              0.00                                     0.00

M-2                                  0.00              0.00                            11,166,000.00     100.00000%         0.00000
M-2 Outstanding Writedown                              0.00                                     0.00

B-1                                  0.00              0.00                            13,516,000.00     100.00000%         0.00000
B-1 Outstanding Writedown                              0.00                                     0.00

B-2                                  0.00              0.00                            16,895,000.00     100.00000%         0.00000
B-2 Outstanding Writedown                              0.00                                     0.00

Excess Asset Principal
     Balance                                                       (221,364.13)        10,375,498.06
                               ----------------------------------------------------------------------

Total Excluding Writedown
     Balances                        0.00              0.00        (221,364.13)        70,610,498.06
                               ======================================================================

All Certificates Excluding
     Writedown Balances              0.00              0.00               0.00        279,820,985.88
                               ======================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO. MONTH April-00

CERTIFICATE INTEREST ANALYSIS


                                                                                Current
                       Pass         Beginning Carry-                          Carry-Over                                Ending
Senior                Through        Over Priority     Current Priority    Priority Interest                          Carry-Over
Certificates           Rate         Interest Balance   Interest Accrual         Accrual              Paid               Balance

A-1                   7.6080%               0.00        1,337,627.79                0.00       1,337,627.79                  0.00









                                   -------------------------------------------------------------------------------------------------
Total                                        0.00        1,337,627.79                0.00       1,337,627.79                  0.00
                                   =================================================================================================




                   Interest
                   Paid Per
Senior              $1,000          Total Class
Certificates     Denomination      Distribution

A-1                5.95088        3,109,441.83









                                -----------------
Total                              3,109,441.83
                                =================


                                                                                Current                                 Ending
                       Pass         Beginning Carry-                          Carry-Over                              Carry-Over
Subordinate           Through        Over Priority     Current Priority    Priority Interest  Priority Interest    Priority Interest
Certificates           Rate         Interest Balance   Interest Accured         Accrued              Paid               Balance

M-1                    8.2970%               0.00          129,004.52                0.00         129,004.52                  0.00


M-2                    8.4000%               0.00           78,162.00                0.00          78,162.00                  0.00


B-1                    7.8000%               0.00           87,854.00                0.00          87,854.00                  0.00


B-2                    6.0000%               0.00           84,475.00                0.00          84,475.00                  0.00


X                                    1,345,122.55          271,173.80                0.00               0.00          1,616,296.35

R                                            0.00                0.00                0.00               0.00                  0.00

Service Fee            1.0000%               0.00          234,476.20                0.00         234,476.20                  0.00
                 -------------------------------------------------------------------------------------------------------------------

Total                                1,345,122.55          885,145.52                0.00         613,971.72          1,616,296.35
                 ===================================================================================================================

All Certificates                     1,345,122.55        2,222,773.31                0.00       1,951,599.51          1,616,296.35
                 ===================================================================================================================


                  Beginning                          Current                          Ending              Interest
                  Carry-Over          Current       Carry-Over                      Carry-Over            Paid Per
Subordinate       Writedown          Writedown      Writedown        Writedown       Writedown             $1,000      Total Class
Certificates     Int. Balance      Int. Accrued    Int. Accrued    Interest Paid   Int. Balance         Denomination   Distribution
M-1                    0.00                0.00             0.00           0.00              0.00          6.91417      129,004.52


M-2                    0.00                0.00             0.00           0.00              0.00          7.00000       78,162.00


B-1                    0.00                0.00             0.00           0.00              0.00          6.50000       87,854.00


B-2                    0.00                0.00             0.00           0.00              0.00          5.00000       84,475.00


X                                                                                                                             0.00

R                                                                                                                             0.00

Service Fee                                                                                                             234,476.20
                ----------------------------------------------------------------------------------                 ----------------

Total                  0.00                0.00             0.00           0.00              0.00                       613,971.72
                ==================================================================================                 ================

All Certificates       0.00                0.00             0.00           0.00              0.00                     3,723,413.55
                ==================================================================================                 ================

                                                                   Cumulative X Interest Shortfall                    1,616,296.35
                                                                  Cumulative Accelerated Prin. Disb.                 (1,560,142.08)
                                                                                                                   ----------------
                                                                                                                         56,154.27
                                                                                                                   ================